UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2009

Shutterfly, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Suite 101, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On September 8, 2009, Brian Swette was appointed to the Board of Directors (the “Board”) of Shutterfly, Inc. (the “Company”). Mr. Swette will also serve on the Audit Committee of the Board.

Mr. Swette has served on the Board of Burger King since 2003, and became Non-Executive Chairman in 2006.  Mr. Swette also serves on the Board of Directors for Jamba Juice, CBL Partners, FRS Company and Care.com.  Mr. Swette is a Trustee of Arizona State University, Endeavor.org and The Global Institute of Sustainability.  Previously Mr. Swette was a Director of J. Crew.  Mr. Swette holds a B.S. in Economics from Arizona State University.

Mr. Swette will receive a pro-rated initial Restricted Stock Unit (“RSUs”) grant for 5,239 shares of Shutterfly common stock and an annual refresh grant of Shutterfly RSUs valued at $100,000, priced on the date of the Company’s annual meeting.

Equity grants made to Mr. Swette will be made under the Company’s 2006 Equity Incentive Plan.  The initial RSU grant and the annual refresh RSU grants for board service will vest annually over a three year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash Mark J. Rubash Senior Vice President & Chief Financial Officer

Date:  September 14, 2009